UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2009

NOVA BIOSOURCE FUELS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-32531	91-2028450
(State or other Jurisdiction of incorporation)	(Commission File Number) Identification Number)	(I.R.S. Employer

109 North Post Oak Lane, Suite 422, Houston, Texas 77024

(Address of Principal Executive Offices)

713-869-6682

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 11, 2009, Jay Fillman resigned as Chief Financial Officer and all other positions from Nova Biosource Fuels, Inc. (the “Company”) and its subsidiaries.

On March 13, 2009, Kenneth T. Hern, age 71, was appointed as Chief Financial Officer, Treasurer and Assistant Secretary of the Company and its subsidiaries on an interim basis.  Mr. Hern has been Chairman and Chief Executive Officer of the Company since March 31, 2006 and was a founder and Chairman and Chief Executive Officer of Biosource America since December 2005. Mr. Hern’s business experience, compensation arrangements and other matters have been previously reported by the Company in its Annual Report on Form 10-K filed with the Securities and Exchange Commission on January 28, 2009, as amended on March 2, 2009. Mr. Hern’s compensation arrangements have not changed as a result of his interim appointment.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVA BIOSOURCE FUELS, INC.

	By:	/s/ Dick Talley
Dick Talley
Chief Operating Officer

Date: March 13, 2009